THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THE WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH PARAGRAPH (D) OF THIS WARRANT.

           Void after 5:00 p.m. New York Time on September 4, 2002
              Warrant to Purchase 75,000 Shares of Common Stock


                      WARRANT TO PURCHASE COMMON STOCK

                                    OF

                             IDT Corporation


    This is to Certify that, FOR VALUE RECEIVED, _______________________, or its registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from IDT Corporation, a Delaware corporation (the "Company"), _____________________fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") at a price of $15.15626 per share at any time or from time to time during the period from September 5, 1997 to September 4, 2002, but not later than 5:00 p.m. New York City Time, on September 4, 2002. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

    (a)  EXERCISE OF WARRANT

         (1) This Warrant may be exercised in whole or in part at any time or from time to time on or after September 5, 1997 and until September 4, 2002 (the "Exercise Period"), provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to September 4, 2002, the Holder shall have the right to exercise this Warrant commencing at such time through September 4, 2002 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         (2) At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next lower integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

    (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

    (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

              (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

              (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

              (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

    (d)  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         (1) Restrictions on Transfer. Neither this Warrant, the Warrant Shares issuable upon the exercise hereof nor any interest herein or therein shall be transferable except upon the conditions specified in this paragraph (d), which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "Act"), in respect of any such transfer. The holder hereof will cause any transferee of this Warrant, the Warrant Shares or any interest herein or therein held by him to agree to take and hold the Warrant, the Warrant Shares or an interest herein or therein subject to the provisions and upon the conditions specified in this paragraph (d).

              2. Restrictive Legend. This Warrant and each Warrant Share shall (unless otherwise permitted by the provisions of subparagraph (d)(3)) include a legend in substantially the following form:

         Warrant Legend:

              THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN

              MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THIS WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH PARAGRAPH (D) OF THIS WARRANT.

         Warrant Share Legend:

              THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THESE SHARES NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THESE SHARES FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECT WITH PARAGRAPH (D) OF THE WARRANT DATED AS OF SEPTEMBER 5, 1997 PURSUANT TO WHICH THESE SHARES WERE ISSUED.

              (3) Notice of Proposed Transfers. The holder of this Warrant or any Warrant Shares by acceptance hereof or thereof agrees to comply in all respect with the provisions of this paragraph (d). Prior to any proposed transfer of this Warrant or any Warrant Shares which transfer is not made pursuant to an effective registration statement, the holder hereof or thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstance of the proposed transfer in reasonable detail, and shall be accompanied by (a) a written opinion of counsel reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer may be effected without registration under the Act or
         (b) written assurance from the staff of the Securities and Exchange Commission (the "Commission") that it will not recommend that any action be taken by the Commission in the event such transfer is effected without registration under the Act. Such proposed transfer may be effected only if the Company shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of this

         Warrant or the Warrant Shares shall be entitled to transfer this Warrant or the Warrant Shares in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing this Warrant or the Warrant Shares transferred as above provided shall bear the appropriate legend set forth in subparagraph
         (d)(2), except that such certificate shall not bear such legend if the option of counsel or written assurance referred to above is to the further effect that neither such legend nor the restriction on transfer in this Article are required to ensure compliance with the Act.

              (4) Termination of Conditions and Obligations. The conditions precedent imposed by this paragraph (d) upon the transferability of the Warrant Shares shall terminate as to any particular Warrant Shares when such Warrant Shares shall have been effectively registered under the Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such Warrant Shares or at such time as an opinion of counsel as specified in subparagraph (3) shall have been rendered to the effect set forth in the last sentence of subparagraph (3).

              (5) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

    (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

    (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order than any dividend or distribution in shares of Common Stock or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

         (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

         (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section (f) above.

         (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

    (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

    (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

    (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.
Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.
In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

    (j)  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         (1) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of its stockholders, other than a registration relating solely to employee benefit plans, or a transaction relating solely to a transaction conducted pursuant to Rule 145 under the Act, a transaction relating to solely the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) that does not include substantially the same information s would be required to be included in a registration statement covering the sale of shares of Common Stock, the Company will: give to the Holder written notice thereof as soon as practicable prior to filing the registration statement; and include in such registration and in any underwriting involved therein, all the Warrant Shares as shall have been requested by any other holders of the Common Stock.

         If the registration is for a registered underwritten public offering, the Company shall so advise the Holder as part of the written notice given pursuant to the preceding paragraph. In such event, the right of the Holder to register pursuant to this paragraph (j) shall be condition upon Holder's participation in such underwriting and the inclusion of such Holder's Warrant Shares in the underwriting to the extent provided herein. The Holder and other holders of the Company's Common Stock, to the extent not in violation of any pre-existing rights of other holders of the Company's Common Stock, shall, enter into an underwriting agreement along with the Company in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph (j), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of securities in the offering to be included in the registration and underwriting. The Company shall so advise the Holder and all other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this paragraph (j), and the number of shares of Common Stock and other securities that may be included in the registration and underwriting shall be allocated among the Holder and the holders in proportion, as nearly as practicable, to the respective amounts of registrable shares of Common Stock or other securities held by such Holder and holders, and other securities held by other holders at the time of filing the registration statement. If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any such Warrant Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrants or Warrant Shares, qualify the Warrants and the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrants or Warrant Shares, and furnish indemnification in the manner as set forth in Subsection (2)(C) of this Section (j). Such holders shall furnish information and indemnification as set forth in Subsection(2)(C) of this Section (j), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Warrant Shares.

         (2) The following provision of this Section (j) shall also be applicable:

              (A) Following the effective date of such Registration Statement, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

              (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (J) notwithstanding that Warrants Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section (j) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

              (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included therein required to be filed or furnished by reason of this Section
         (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, specifically for use in the preparation thereof.

              (D) Neither the giving of any notice by any holder nor making of any request for prospectus shall impose upon such holder or owner making such request any obligation to sell any Warrant Share, or exercise any Warrants.

    The Company's agreements with respect to Warrants in this Section (j) shall continue in effect regardless of the exercise and surrender of this Warrant.

                                                 IDT Corporation



                                                 By: _____________________
                                                     Title:

[SEAL]


Dated As Of: September 5, 1997

Attest:

_______________________________
Secretary

                                    PURCHASE FORM

                                             Dated __________, 19___


    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock and hereby makes payment of ______ in payment of the actual price thereof.

                            ____________________________


                      INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ______________________________________
(Please typewrite or print in block letters)


Address:___________________________________


Signature _________________________________

                                   ASSIGNMENT FORM

    FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto

Name _________________________________
(Please typewrite or print in block letters)


Address ______________________________

the right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date __________, 19___

Signature ____________